Exhibit 99.1

Horizon Health Corporation Announces Third Quarter Results

    LEWISVILLE, Texas--(BUSINESS WIRE)--July 12, 2004--Horizon Health Corporation (NASDAQ/NM:HORC) today announced earnings of $0.48 per diluted share for the third fiscal quarter ended May 31, 2004, an increase of 11.6%, as compared with earnings of $0.43 per diluted share for the prior year third quarter. For the third quarter, revenues were $44.8 million versus revenues of $40.5 million for the same period in the previous year, a 10.6% increase. Net income increased 12.5% to $2.7 million, compared with net income of $2.4 million for the prior year period.
    For the nine months ended May 31, 2004, revenues increased 3.9% to $128.9 million versus revenues of $124.1 million for the same period in the previous fiscal year. Net income for the nine months rose to $8.0 million or $1.41 per diluted share compared with net income of $7.2 million, or $1.27 per diluted share for same period in the prior year. Net income and earnings per share for the period increased by 11.1% and 11.0%, respectively.
    Mr. Ken Newman, President and Chief Executive Officer of Horizon Health Corporation, said, "We are pleased with our continued growth in profitability and earnings per share. We expect to accelerate this growth by our initiatives in consummating accretive acquisitions in our clinical core competencies of behavioral health and physical rehabilitation services."
    The Company also announced that for its 2004 fiscal year, it was increasing its earnings guidance to $1.90 per share. In addition, the Company announced that its initial guidance for its 2005 fiscal year, beginning September 1, 2004, is $2.16 per share. The earnings estimates for the 2004 and 2005 fiscal years include the two recent behavioral hospital acquisitions, both of which are expected to be accretive to earnings, and also include current estimates for the additional costs associated with the start-up of its behavioral health hospital division and compliance with Sarbanes-Oxley, which expenses also were a factor in the 2004 third fiscal quarter results. The earnings estimates do not include any amounts relating to future acquisitions or divestitures. The Company does intend to continue to pursue acquisitions related to its behavioral healthcare and physical rehabilitation core competencies. The Company will continue to explore strategic alternatives for its specialty nurse staffing business, which could include a sale of the business at a loss or a writedown of the goodwill associated with the business.

    A listen-only simulcast and a 30-day replay of Horizon's third quarter conference call will be available online on July 13th beginning at 10:00 a.m. Central Time through the Company's website at www.horizonhealthcorp.com or at www.fulldisclosure.com.

    Horizon Health Corporation is a leading manager and a provider of behavioral health and physical rehabilitation clinical services and a provider of employee assistance plans and behavioral services to businesses and managed care organizations.

    The statements contained herein based on future expectations rather than on historical facts are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995 that involve a number of risks and uncertainties. Numerous factors as outlined in the SEC Report filed by the Company could cause actual results to differ materially from those in any such forward-looking statements. There can be no assurance that statements made in this press release relating to future events will be achieved. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.



                      HORIZON HEALTH CORPORATION
           CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
         (In thousands, except per share and statistical data)

                              For the Three Months For the Nine Months
                                  Ended May 31,       Ended May 31,
                                 2004      2003      2004       2003
                               --------  --------  --------  --------

Revenue                         $44,757   $40,530  $128,942  $124,062
Cost of Services                 34,477    32,178    99,417    97,568
                               --------  --------  --------  --------
Gross Profit                     10,280     8,352    29,525    26,494

Selling, general and
 administrative                   5,209     4,302    14,602    13,198
Recovery of doubtful accounts      (135)     (516)     (250)     (621)
Depreciation and amortization       680       581     1,988     1,985
                               --------  --------  --------  --------

Income from operations            4,526     3,985    13,185    11,932
Interest expense (net of
 interest and other income)          94        58       244       184
                               --------  --------  --------  --------
Income before income taxes        4,432     3,927    12,941    11,748
Income tax provision              1,702     1,524     4,961     4,543
                               --------  --------  --------  --------
                                 $2,730    $2,403    $7,980    $7,205
                               ========  ========  ========  ========

Net income per common and
 common equivalent share
  Basic                           $0.50     $0.46     $1.48     $1.37
                               ========  ========  ========  ========
  Diluted                         $0.48     $0.43     $1.41     $1.27
                               ========  ========  ========  ========

Weighted average shares
 outstanding
  Basic                           5,462     5,217     5,410     5,276
  Diluted                         5,683     5,616     5,669     5,695

                      CONSOLIDATED BALANCE SHEETS

                                                    May 31, August 31,
                                                     2004      2003
                                                   --------  --------
Cash                                                 $1,816    $1,973
Accounts receivable (net)                            17,409    14,822
Other current assets                                  4,432     4,455
                                                   --------  --------

Total current assets                                 23,657    21,250
Property and equipment (net)                         12,501     5,850
Goodwill and other intangible assets (net)           73,840    74,882
Other long-term assets                                  548       347
                                                   --------  --------
Total assets                                       $110,546  $102,329
                                                   ========  ========

Current liabilities                                 $19,788   $20,000
Other liabilities                                     1,570     1,431
Long-term debt                                       12,700    14,000
Deferred taxes                                        4,184     3,106
                                                   --------  --------
Total liabilities                                    38,242    38,537
Stockholders' equity                                 72,304    63,792
                                                   --------  --------
Total liabilities and stockholders' equity         $110,546  $102,329
                                                   ========  ========

                       SUMMARY STATISTICAL DATA

                                      Quarter Ended
                               ----------------------------   As of
                                May 31,  Feb. 29,  Nov. 30, August 31,
                                2004       2004      2003      2003
                               --------  --------  --------  --------
Number of contract locations:
Contract locations in operation     129       134       133       127
Contract locations signed &
 unopened                            12         9        10        15
                               --------  --------  --------  --------
Total contract locations            141       143       143       142
                               ========  ========  ========  ========

Managed Care and EAP Lives    3,369,379 3,330,664 3,338,985 2,317,379
Managed Care and EAP Contracts    1,180     1,161     1,180     1,180

                                           As of August 31,
                               --------------------------------------
                                 2002      2001      2000      1999
                               --------  --------  --------  --------
Number of contract locations:
Contract locations in operation     131       124       128       147
Contract locations signed &
unopened                             11        14        10         6
                               --------  --------  --------  --------
Total contract locations            142       138       138       153
                               ========  ========  ========  ========

Managed Care and EAP Lives    2,349,197 2,208,938 1,736,078 2,416,409
Managed Care and EAP Contracts      687       641       258       270

    CONTACT: Horizon Health Corporation, Lewisville
             Ronald C. Drabik, 972-420-8222